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EXHIBIT 32

       CERTIFICATION PURSUANT TO RULES 13A-14(B) OR RULE 15D-14(B) OF THE
                    SECURITIES EXCHANGE ACT AND 18 U.S.C.1350

The undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his or her capacity as an officer of Lotus Bancorp, Inc., that, to his or her knowledge, the Quarterly Report of Lotus Bancorp, Inc. and Subsidiary on Form 10-Q for the quarter ended March 31, 2008, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such reports fairly represents, in all material respects, the financial condition and results of operation of Lotus Bancorp, Inc. and Subsidiary. This written statement is being furnished to the Securities Exchange Commission as an exhibit to such Form 10-Q. A signed original of this statement has been provided to Lotus Bancorp, Inc. and will be retained by Lotus Bancorp, Inc. and furnished to the Securities Exchange Commission or its staff upon request.

Date: May 15, 2008


/s/ Satish B. Jasti
-------------------------------------
Satish B. Jasti
Chief Executive Officer


/s/ Richard E. Bauer
-------------------------------------
Richard E. Bauer
Chief Financial Officer


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